Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Textura Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 10th day of May, 2016.

ORACLE CORPORATION

/s/ Brian S. Higgins
Name:	Brian S. Higgins
Title:	Vice President

OC ACQUISITION LLC.

/s/ Brian S. Higgins
Name:	Brian S. Higgins
Title:	Secretary

TULIP ACQUISITION CORPORATION

/s/ Brian S. Higgins
Name:	Brian S. Higgins
Title:	Vice President